UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2024

Capitalworks Emerging Markets Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41008	98-1598114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 320-4822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	CMCAU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	CMCA	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CMCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 29, 2024, Capitalworks Emerging Markets Acquisition Corp (the “Company”) held an extraordinary general meeting in lieu of an annual general meeting of shareholders (the “Meeting”). At the Meeting, the following proposals were considered and acted upon by the shareholders of the Company:

(i) a proposal to amend, by special resolution, the Company’s amended and restated memorandum and articles of association, as amended (the “Extension Amendment”) (a) to extend the date by which the Company would be required to consummate a business combination from March 3, 2024 to March 3, 2025 and (b) to permit the Company’s board of directors (the “Board”), in its sole discretion, to elect to wind up the Company’s operations on an earlier date than March 3, 2025 (including prior to March 3, 2024) (the “Extension Amendment Proposal”);

(ii) a proposal to ratify, by ordinary resolution, the selection by the audit committee of the Board, Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024 (the “Auditor Ratification Proposal”); and

(iii) a proposal to approve, by ordinary resolution of the sole holder of the Class B ordinary share of the Company, with a nominal or par value of $0.0001 per share, the re-appointment of each of Whitney Baker as a Class I Director until the 2027 annual general meeting of the Company (the “Director Appointment Proposal”).

The number of votes cast for or against, as well as the number of abstentions as to each proposal, are set forth below.

1.	Extension Amendment Proposal

For	Against	Abstain
8,359,690	492,311	0

Accordingly, the Extension Amendment Proposal was approved.

2.	Auditor Ratification Proposal

For	Against	Abstain
8,360,564	491,437	0

Accordingly, the Auditor Ratification Proposal was approved.

3.	Director Appointment Proposal

	For	Withheld
Whitney Baker	1	0

As previously disclosed, Michael Faber was nominated for re-appointment under the Director Appointment Proposal. However, because of Mr. Faber’s resignation on February 23, 2024, only the re-appointment of Whitney Baker as a Class I Director was considered at the Meeting.

Accordingly, the re-appointment of Whitney Baker as a Class I director was approved.

As there were sufficient votes at the time of the Meeting to approve each of the above proposals, the Adjournment Proposal, which had been previously voted on by proxy, was not presented to shareholders at the Meeting.

Shareholders holding 3,036,666 shares of the Company’s Class A ordinary shares exercised their right to redeem such Class A ordinary shares for a pro rata portion of the funds in the Company’s trust account (the “Trust Account”) established in connection with its initial public offering (the “Redemption”). As a result, approximately $33,616,850 (approximately $11.07 per share) will be removed from the Trust Account to pay such holders.

Following the Redemption, there are 6,961,730 Class A ordinary shares and one Class B ordinary share issued and outstanding. As a result of the Redemption, CEMAC Sponsor LP, the sponsor of the Company, holds approximately 82.6% of the Company’s issued and outstanding Class A ordinary shares.

The Company filed the Extension Amendment with the Cayman Islands Registrar of Companies on February 29, 2024. A copy of the Extension Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	An Amendment to the Amended and Restated Memorandum and Articles of Association of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capitalworks Emerging Markets Acquisition Corp

Date: March 6, 2024	By:	/s/ Roberta Brzezinski
		Name:	Roberta Brzezinski
		Title:	Chief Executive Officer